Exhibit 99

                             Selected Information
                    Relating to Series 1992-1 Certificates,
                      Series 1992-2 Certificates, Series
                    1992-3 Certificates and Series 1994-1
                      Certificates from January 1, 1994
                           through March 31, 1995
                    ----------------------------------------

           Series 1992-1    Series 1992-2    Series 1992-3    Series 1994-1
           6 7/8% Auto      7 3/8% Auto      5 5/8% Auto      Floating Rate
           Loan Asset       Loan Asset       Loan Asset       Loan Asset
           Backed           Backed           Backed           Backed
           Certificates     Certificates     Certificates     Certificates
           ------------     ------------     ------------     ------------



Interest
Paid       $ 17,187,500.01  $ 12,906,249.99  $ 14,062,500.00  $ 15,647,986.11

Servicing
Fee Paid   $  2,499,999.99  $  1,749,999.99  $  2,499,999.99  $  2,499,999.99


























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